EXHIBIT 2
















                                     BYLAWS

                                       OF

                          CHESAPEAKE ENERGY CORPORATION


                            (AN OKLAHOMA CORPORATION)

                     (AS AMENDED THROUGH SEPTEMBER 19, 2003)

                                TABLE OF CONTENTS


                                                                            PAGE

Article 1 - Shareholders' Meetings.........................................   1

              Section 1 - Place of Meetings................................   1
              Section 2 - Annual Meeting...................................   1
              Section 3 - Special Meeting..................................   1
              Section 4 - Notice of Meetings...............................   1
              Section 5 - Quorum...........................................   2
              Section 6 - Action Without Meeting...........................   2
              Section 7 - Voting...........................................   3
              Section 8 - List of Shareholders.............................   3
              Section 9 - Organization.....................................   4
              Section 10 - Order of Business...............................   4
              Section 11 - Nomination of Directors.........................   4
              Section 12 - Notice of Business..............................   5
              Section 13 - Action by Remote Communication..................   5
              Section 14 - Inspectors of Elections.........................   6

Article II - Directors.....................................................   6

              Section 1 - Powers...........................................   6
              Section 2 - Number; Election.................................   6
              Section 3 - Vacancies........................................   7
              Section 4 - Place of Meetings................................   7
              Section 5 - Regular Meetings.................................   7
              Section 6 - Special Meetings.................................   7
              Section 7 - Quorum...........................................   7
              Section 8 - Presence at Meeting..............................   7
              Section 9 - Action Without Meeting...........................   8
              Section 10 - Committees of the Board.........................   8
              Section 11 - Compensation....................................   8
              Section 12 - Advisory Directors..............................   9
              Section 13 - Resignation.....................................   9
              Section 14 - Removal.........................................   9
              Section 15 - Preferred Directors.............................   9

Article III - Officers and Employees.......................................   9

              Section 1 - Election.........................................   9
              Section 2 - Term, Removal and Vacancies......................   9
              Section 3 - Chairman of the Board............................  10
              Section 4 - Chief Executive Officer..........................  10
              Section 5 - Vice Chairman of the Board.......................  10
              Section 6 - President........................................  10
              Section 7 - Vice Presidents..................................  11
              Section 8 - Secretary........................................  11
              Section 9 - Treasurer........................................  11
              Section 10 - Divisional Officers.............................  11

Article IV - Stock Certificates and Transfer Books.........................  11

              Section 1 - Certificates.....................................  11
              Section 2 - Record Ownership.................................  12
              Section 3 - Transfer Agent and Registrar.....................  12
              Section 4 - Lost Certificates................................  12
              Section 5 - Transfer of Stock................................  12
              Section 6 - Fixing Date for Determination of
                            Shareholders of Record.........................  12

Article V - General Provisions.............................................  13

              Section 1 - Offices..........................................  13
              Section 2 - Voting of Stock..................................  13
              Section 3 - Notices..........................................  13
              Section 4 - Waiver of Notice.................................  14
              Section 5 - Exception to Notice..............................  14

Article VI - Indemnification of Officers, Directors, Employees and Agents..  14

Article VII - Amendments    .................................................16

                                     BYLAWS

                                       OF

                          CHESAPEAKE ENERGY CORPORATION
                            (AN OKLAHOMA CORPORATION)



                                    ARTICLE 1

                             SHAREHOLDERS' MEETINGS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders for all purposes may be held at such time and place, either within or without the State of Oklahoma, or by means of remote communication in the manner provided by statute as the board of directors in its sole discretion may determine, as shall be stated in the notice of the meeting.

     Section 2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held within six (6) months following the end of the fiscal year of the corporation at such time, date and place as shall be determined by the board of directors.

     Section 3. SPECIAL MEETING. Special meetings of shareholders may be called for any purpose or purposes, unless otherwise prescribed by the Oklahoma General Corporation Act (the "Act") and may be called only by the chairman of the board, or shall be called by the president or secretary, at the request, in writing, of a majority of the board of directors or by shareholders who are the record owners of ten percent (10%) or more of the outstanding shares of the corporation's stock entitled to vote at the election of directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. NOTICE OF MEETINGS. Unless otherwise provided in the Act, written notice of every meeting of shareholders stating the place, if any, date, hour, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, purposes thereof, shall, except when otherwise required by law, be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat.

     At any meeting at which a quorum of shareholders is present, in person or represented by proxy, the chairman of the meeting or the holders of the majority of the shares of stock present or represented by proxy may adjourn from time to time until its business is completed. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Otherwise, no notice need be given.

     Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     Section 5. QUORUM. The holders of a majority of the shares of stock entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of the shareholders.


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     Section 6. ACTION WITHOUT MEETING.

     (a) Unless otherwise provided in the Act or the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the corporation at its registered office in Oklahoma, at its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     (b) Every written consent shall bear the date of signature of each shareholder who signs the written consent, and no consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 6 to the corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the corporation in the manner required by this
Section 6.

     (c) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 6, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine:
(i) that the telegram, cablegram or other electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder and (ii) the date on which such shareholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in Oklahoma, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded, if to the extent and in the manner provided by resolution of the board of directors of the corporation.

     (d) Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given by the corporation to those shareholders who have not consented to the action in writing and who are entitled to receive such notice as provided in the Act.

     Section 7. VOTING. Unless otherwise provided by the corporation's Certificate of Incorporation and any amendments thereto or certificates of designation, at every meeting of shareholders or, if action is to be taken by written consent without a meeting, each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock having voting power held by such shareholder. Unless otherwise provided by law, no proxy shall be voted on or after three years from its date unless the proxy provides for a longer period. All elections and questions shall be decided by a plurality of the votes cast, in person or by proxy, except as otherwise required by law, or any stock exchange requirements or as set forth in the corporation's Certificate of Incorporation, any amendments thereto, these bylaws or the terms of any series of outstanding preferred stock.

     Section 8. LIST OF SHAREHOLDERS. Unless otherwise provided in the Act, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder, and the number of shares registered in the name of each shareholder, shall be prepared by the officer in charge of the stock ledger. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to shareholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are shareholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

     Section 9. ORGANIZATION. At each meeting of shareholders, the chairman of the board of directors, if one shall have been elected (or in his absence or if one shall not have been elected, the president), shall act as chairman of the meeting. The secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 10. ORDER OF BUSINESS. The chairman of the meeting shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion.

     Section 11. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation may be made (a) by or at the direction of the board of directors, or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the board of directors) must be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made, whichever occurred first. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of such shareholder, and (ii) the class and number of shares of stock of the corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. Notwithstanding anything in these bylaws to the contrary, no person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 11. If the chairman of the meeting shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 11, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, with respect to the matters set forth in this Section 11.


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     Section 12. NOTICE OF BUSINESS.  At any meeting of the  shareholders,  only such business  shall be conducted as shall have been brought  before the meeting
(a) by or at the direction of the board of directors, or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 12, who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made, whichever occurred first. Such shareholder's notice shall set forth as to each matter the shareholder purposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of stock of the corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 12. If the chairman of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 12, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of
this  Section  12,  a  shareholder   shall  also  comply  with  all  application
requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

     Section 13. ACTION BY REMOTE COMMUNICATION. If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication: (i) participate in a meeting of shareholders and (ii) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (B) the corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and
(C) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

     Section 14. INSPECTORS OF ELECTIONS. The corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.


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                                   ARTICLE II

                                    DIRECTORS

     Section 1. POWERS. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

     Section 2. NUMBER; ELECTION. The number of directors which shall constitute the whole board shall not be less than three nor more than nine, and shall be determined by resolution adopted by a vote of two-thirds (2/3) of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of his term. In the event the number of directors which constitute the whole board shall be three or more, the board of directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year. At the first shareholders' meeting following the election or appointment of three or more directors which constitute the whole board, the term of office of those of the first class shall expire at the first annual meeting after their election; the term of office of those of the second class shall expire at the second annual meeting after their election; and the term of office of those of the third class shall expire at the third annual meeting after their election. At each annual meeting held after such classification and election, directors shall be chosen for a full term of three years to succeed those whose terms expire.

     No person may stand for election to, or be elected to, the board of directors or be appointed by the directors to fill a vacancy on the board of directors who shall have made, or be making, improper or unlawful use of the corporation's confidential information. Directors need not be shareholders.

     All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. However, if authorized by the board of directors, the ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder.

     Section 3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election of the class for which each such director has been chosen and until his successor is duly elected and qualified, or until his earlier resignation or removal.

     Section 4. PLACE OF MEETINGS. Board meetings may be held at such places, within or without the State of Oklahoma, as stated in these bylaws or as the board may, from time to time, determine or as may be specified in the call of any meetings.

     Section 5. REGULAR MEETINGS. The annual meeting of the board shall be held without call or notice immediately after and at the same general place as the annual meeting of the shareholders, for the purpose of electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the board may be held without call or notice at such place and at such time as shall be fixed by resolution of the board but in the absence of such resolution shall be held upon call by the president or a majority of directors.

     Section 6. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board or the president or by a majority of the directors then in office. Notice of special meetings shall be given to each director at least three (3) days before the meeting. Such notice shall set forth the time and place of such meeting, but need not, unless otherwise required by law, state the purposes of the meeting. A majority of the directors present at any meeting may adjourn the meeting from time to time without notice other than announcement at the meeting.

     Section 7. QUORUM. A majority of the total number of directors, excluding any vacancies, shall constitute a quorum for the transaction of business at any meeting of the board; provided, however, that in no event shall a number which is less than one-third (1/3) of the total number of directors (excluding vacancies) constitute a quorum. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present. The act of a majority of directors present in person at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 8. PRESENCE AT MEETING. Members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall be deemed presence in person at such meeting.

     Section 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or electronic transmission is filed with the minutes of the proceedings of the board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 10. COMMITTEES OF THE BOARD. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation and shall have such name or names as may be determined from time to time by resolution adopted by the board. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time and, furthermore, may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution(s) providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 1032(A) of the Act, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes or stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and unless the resolution of the board of directors, the Certificate of Incorporation or these bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Act. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of such absent or disqualified member. Each such committee shall keep regular minutes of its proceedings and report the same to the board of directors as and when required.

     Section 11. COMPENSATION. Each director shall be reimbursed for reasonable expenses incurred in attending any meeting of the board or of any committee of which such director shall be a member. The board may, by resolution, allow reasonable fees to some or all of the directors for attendance at any board or committee meeting. No such payment shall preclude any directors from serving the corporation in any other capacity and receiving compensation therefor.

     Section 12. ADVISORY DIRECTORS. The board of directors may appoint individuals who may, but need not be, officers or employees of the corporation to serve as members of an advisory board of directors of the corporation and may fix fees or compensation for attendance at meetings of any such advisory board. The members of any such advisory board may adopt and from time to time may amend rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the board of directors of the corporation. The term of office of any member of the advisory board of directors shall be at the pleasure of the board of directors and shall expire the day of the annual meeting of the shareholders of the corporation. The function of any such advisory board of directors shall be to advise with respect to the affairs of the corporation.

     Section 13. RESIGNATION. Any director may resign at any time upon notice given in writing or by electronic transmission to the board of directors or to the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 14. REMOVAL. No director may be removed from office by the shareholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors voting together as a single class.

     Section 15. PREFERRED DIRECTORS. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the certificate of designation for such classes or series, and such directors so elected shall not be subject to the provisions of Sections 2, 3 and 14 of this Article II unless otherwise provided therein.


                                   ARTICLE III

                             OFFICERS AND EMPLOYEES

     Section 1. ELECTION. At the annual meeting of the board, there shall be elected such officers as may be necessary to enable the corporation to sign instruments and stock certificates which comply with the Act. Such officers may include a chairman of the board, chief executive officer, vice chairman of the board, a president, one or more vice presidents (who may be designated by different classes), a secretary, a treasurer and other officers. No officer need be a director. Two or more offices may be held by the same person.

     Section 2. TERM, REMOVAL AND VACANCIES. All officers shall serve at the pleasure of the board. Any officer elected or appointed by the board may be removed at any time by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office shall be filled by the board of directors.

     Section 3. CHAIRMAN OF THE BOARD. The chairman of the board, if one has been elected, shall preside at all meetings of the board, shareholders and committees of which he is a member. He shall have such powers and perform such duties as may be authorized by the board of directors.

     Section 4. CHIEF EXECUTIVE OFFICER. If the board of directors has elected a chairman of the board, it may designate the chairman of the board as the chief executive officer of the corporation. If no chairman of the board has been elected, or in his absence or inability to act, or if no such designation has been made by the board of directors, the president shall be the chief executive officer of the corporation. The chief executive officer shall (i) have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to any directions which may be given by the board of directors, (ii) shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the laws of the State of Oklahoma, these bylaws or action of the board of directors, and shall in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the board of directors from time to time.

     Section 5. VICE CHAIRMAN OF THE BOARD. The vice chairman of the board, if one has been elected, shall, in the absence or inability of the chairman of the board to act, preside at all meetings of shareholders, the board of directors and committees of which the chairman of the board is a member. The vice chairman of the board shall be subject to the control of the board of directors and chairman of the board. He shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the chairman of the board.

     Section 6. PRESIDENT. If the board of directors has elected a chairman of the board and designated such officer as the chief executive officer of the corporation, the president shall serve as chief operating officer and be subject to the control of the board of directors and the chairman of the board. He shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the chairman of the board. If the board of directors has not elected a chairman of the board, or if one has been elected and has not been designated the chief executive officer of the corporation, then the president shall be the chief executive officer of the corporation with the powers and duties provided in Article III, Section 4, of these bylaws. In any event, the president shall have the power to execute, and shall execute, bonds, deeds, mortgages, extensions, agreements, modification of mortgage agreements, leases and contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or by the president to some other officer or agent of the corporation. The chairman of the board, if there is one, or the president, may give a proxy to any other person to vote all shares of the stock of any other corporation standing in the name of the corporation. The president, in general, shall have all other powers and shall perform all other duties as may be prescribed by the board of directors from time to time.

     Section 7. VICE PRESIDENTS. A vice president shall perform such duties as may from time to time be assigned to him by the board or by the chairman, the vice chairman or the president. In the absence or inability to act of the president, the vice president (or if there is more than one vice president, in the order designated by the board and, absent such designation, in the order of their first election to that office) shall perform the duties and discharge the responsibilities of the president.

     Section 8. SECRETARY. The secretary shall be the keeper of the corporate seal and records, and shall give notice of, attend and record minutes of meetings of shareholders and directors. He shall see that the seal is affixed to all documents on which the seal is required by law to be affixed, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws. He shall, in general, perform all duties incident to the office of secretary and such other duties as may be assigned to him by the board or by the president. The assistant secretaries, if any, shall have such duties as shall be delegated to them by the secretary and, in the absence of the secretary, the senior of them present shall discharge the duties of the secretary.

     Section 9. TREASURER. The treasurer shall be responsible for (i) the custody and safekeeping of all of the funds and securities of the corporation,
(ii) the receipt and deposit of all monies paid to the corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the corporation of all checks, drafts, notes and other obligations payable to the corporation, (iv) the disbursement of funds of the corporation under such rules as the board may from time to time adopt, (v) maintaining the general books of account of the corporation, and (vi) the performance of such further duties as are incident to the office of treasurer or as may be assigned to him by the board or by the president. The assistant treasurers, if any, shall have such duties as shall be delegated to them by the treasurer, and in the absence of the treasurer, the senior one of them present shall discharge the duties of the treasurer.

     Section 10. DIVISIONAL OFFICERS. The board may from time to time appoint officers of various divisions of the corporation. Divisional officers shall not by virtue of such appointment become officers of the corporation. Subject to the direction of the president of the corporation, the president of a division shall have general charge, control and supervision of all the business operations of his division, and the other divisional officers shall have such duties and authority as may be prescribed by the president of the division.

                                   ARTICLE IV

                      STOCK CERTIFICATES AND TRANSFER BOOKS

     Section 1. CERTIFICATES. Every shareholder shall be entitled to have a certificate in such form as the board shall from time to time approve, signed by, or in the name of, the corporation by (i) the chairman of the board, if any, the president or any vice president and (ii) the treasurer, or assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the corporation. During the time in which the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each shareholder who so requests, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

     The signatures of any of the officers on a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

     Section 2. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Oklahoma.

     Section 3. TRANSFER AGENT AND REGISTRAR. The corporation may maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the board, where the shares of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices, each in the charge of a registrar designated by the board, wherein such shares of stock shall be registered. To the extent authorized by the board, the same entity may serve both as a transfer agent and registrar.

     Section 4. LOST CERTIFICATES. Any person claiming a stock certificate in lieu of one lost, stolen, mutilated or destroyed shall give the corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss, theft, mutilation or destruction. He shall also, if required by the board, give the corporation a bond, in such form as may be approved by the board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.

     Section 5. TRANSFER OF STOCK. Transfer of shares shall, except as provided in Section 4 of this Article IV, be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

     Section 6. FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD.

     (a) In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meetings, nor more than sixty (60) prior to any other action.

     (b) A determination of shareholders of record entitled to notice of and to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board may fix a new record date for the adjourned meeting.

                                   ARTICLE V

                               GENERAL PROVISIONS

     Section 1. OFFICES. The principal office of the corporation shall be maintained in Oklahoma City, Oklahoma, or at such other place as the board may determine. The corporation may have such other offices as the board may from time to time determine.

     Section 2. VOTING OF STOCK. Unless otherwise ordered by the board, the chairman of the board, if any, the president or any vice president shall have full power and authority, in the name and on behalf of the corporation, to attend, act and vote at any meeting of shareholders of any company in which the corporation may hold shares of stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

     Section 3. NOTICES.

     (a) Unless otherwise provided herein, whenever notice is required to be given, it shall not be construed to require personal notice, but such notice may be given in writing by depositing the same in the United States mail, addressed to the individual to whom notice is being given at such address as appears on the records of the corporation, with postage thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be thus deposited.

     (b) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the corporation under any provision of the Act, the Certificate of Incorporation, or these bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the corporation. Any such consent shall be deemed revoked if: (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

     (c) Notice given pursuant to Section 3(b) shall be deemed given if by: (i) facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) any other form of electronic transmission, when directed to the shareholder, in accordance with the shareholder's consent.

     (d) An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 4. WAIVER OF NOTICE. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 5. EXCEPTION TO NOTICE. The giving of any notice required under any provision of the Act, the Certificate of Incorporation or these bylaws shall not be required to be given to any shareholder to whom: (i) notice of two consecutive annual meetings and all notices of meetings or of the taking of action by written consent without a meeting to such shareholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person's address as shown on the records of the corporation and have been returned undeliverable. If any such shareholder shall deliver to the corporation a written notice setting forth such shareholder's then current address, the requirement that such notice be given to such shareholder shall be reinstated. The exception provided for in this Section 5 to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

                                   ARTICLE VI

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (c) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein.

     (d) The corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     (e) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including
attorneys'  fees)  actually  and  reasonably   incurred  by  him  in  connection
therewith.

     (f) Every such person shall be entitled, without demand by him upon the corporation or any action by the corporation, to enforce his right to such indemnity in an action at law against the corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

                                   ARTICLE VII

                                   AMENDMENTS

     These bylaws may be altered, amended or repealed or new bylaws may be adopted in accordance with the corporation's Certificate of Incorporation, as the same may be amended or supplemented, and the Act.

     I hereby certify that the foregoing is a full, true and correct copy of the bylaws of Chesapeake Energy Corporation, an Oklahoma corporation, as in effect on the date hereof.

     Dated this 19th day of September, 2003.


                                       By:  /s/ Jennifer M. Grigsby
                                            -----------------------------------
                                            Jennifer M. Grigsby, Secretary